EMPLOYMENT  AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement"), is made and entered into this 26th day of August, 2011, by and between ANTHONY A. MAHER (“Maher”) and PCS EDVENTURES!.COM, INC., an Idaho corporation (“the Company”).

1.

In consideration of the mutual promises and agreements set forth herein, the Company hereby employs and Maher hereby accepts employment with the Company effective August 1, 2011.

2.

Maher’s employment with the Company shall be full time salaried employment at the rate of $8,000 per month plus additional compensation of $2,000 per month in the form of stock.  Should a change be made in the executive team’s compensation to eliminate the stock benefit in lieu of increased cash compensation, Maher would participate on a pro-rata basis.  Maher shall be eligible for all other benefits that the Company provides to its employees, to include all health, vision, dental and other insurance coverage in accordance with the company plan; and paid time off at the rate prior to the effective date of this Agreement during the period of his employment pursuant to this Agreement.  Maher shall continue to be eligible, as an employee, for participation in the Company’s 2009 Equity Incentive Plan.

3.

The duration of this Agreement shall be to July 31, 2013, but may be terminated by Maher at his election prior to said date.  This Agreement may be extended by mutual agreement of Maher and the Company for successive one (1) year periods after said date, at such salary and benefits as Maher and the Company may mutually agree.

4.

Maher’s responsibility as an employee of the Company shall be to assist the Company in Business Development, Strategic Planning related thereto, the EB-5

EMPLOYMENT AGREEMENT - 1

Immigration Program, Corporate Finance, and such other responsibilities as the Company may request from time to time.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective as first above written.

“EMPLOYER”

PCS EDVENTURES!.COM, INC.

Dated: October 10, 2011

By /s/Donald J. Farley

Donald J. Farley

Secretary

“EMPLOYEE”

/s/Anthony A. Maher

ANTHONY A. MAHER

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